Exhibit 99.1

Exponent Reports Third Quarter 2005 Financial Results

MENLO PARK, Calif., October 17, 2005 - Exponent, Inc. (Nasdaq: EXPO) today reported financial results for the third quarter and nine months ended September 30, 2005.

For the third quarter of 2005, net income increased 11% to $3,515,000, or $0.40 per diluted share, as compared to $3,173,000, or $0.37 per diluted share, reported in the same period of 2004. Revenues for the quarter were $37,192,000, as compared to $38,041,000 reported in the same period of 2004. Revenues before reimbursements were $34,653,000, as compared to $35,170,000 in the same period last year.

For the nine months ended September 30, 2005, net income increased 14% to $11,476,000, or $1.31 per diluted share, as compared to $10,074,000, or $1.19 per diluted share, reported in the same period of 2004. Revenues were $116,238,000, as compared to $116,450,000 in the same period of 2004. Revenues before reimbursements were $108,256,000, as compared to $106,669,000 in the same period last year.

For the third quarter of 2005, net revenues for the Company, excluding defense technology development, increased four percent over the same period in the prior year. This was offset by a decline in net revenues from the defense technology development business. The completion and shipment of robots to the U.S. Army, expected in the third quarter, was delayed until October. Additionally, the current phase of the anti-submarine warfare project for the U.S. Navy is being stretched out and is now expected to be completed in the first half of 2006.

“We are pleased with our net income performance in the quarter, as we made progress across our business, despite lumpy revenues from our defense technology development business,” commented Michael Gaulke, CEO and President. “We had strong year-over-year growth in our civil engineering, biomechanics and food and chemicals practices. We were successful in our recruitment efforts, increasing technical full-time equivalent employees by five percent sequentially. We have also been retained by several clients to support them in their response to hurricanes Katrina and Rita.

“As we look ahead, we will continue to focus on strategic growth opportunities, hiring new talent, and improving utilization in selected business areas. We will persist in our efforts to build a portfolio of defense technology development programs, allowing this area of our business to become more predictable. These efforts, along with Exponent’s unique position as a multidisciplinary engineering and scientific consulting firm, make us optimistic about our growth prospects in 2006,” concluded Mr. Gaulke.

For the fourth quarter, Exponent expects growth in revenues before reimbursements, excluding defense technology development, to be in the high single digits to the low double digits as compared to the same period last year. The Company expects defense technology development revenues before reimbursements to be flat or slightly down from the fourth quarter last year as a result of the stretched out schedule for the anti-submarine warfare project.

Today’s Conference Call Information

Exponent will discuss its financial results in more detail on a conference call today, October 17th, starting at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. The audio on the conference call is available by dialing 888-830-3976. A live webcast of the call will be available on the Investor Relations section of the Company’s web site at www.exponent.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the Exponent web site, or by dialing 800-642-1687 and entering the reservation #1323229.

About Exponent

Exponent is an engineering and scientific consulting firm providing solutions to complex problems. Exponent’s multidisciplinary organization of scientists, physician, engineers, and business consultants brings together more than 70 technical disciplines to address complicated issues facing industry and government today. The firm’s consultants analyze failures and accidents to determine their causes and provide answers to help prevent such problems. In addition, Exponent evaluates human health and environmental concerns to find cost-effective solutions.

Exponent may be reached at (888) 656-EXPO, info@exponent.com, or www.exponent.com.

This news release contains, and incorporates by reference, certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended thereto under) that are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. When used in this document and in the documents incorporated herein by reference, the words “anticipate,” “believe,” “estimate,” “expect” and similar expressions, as they relate to the Company or its management, identify such forward-looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Factors that could cause or contribute to such material differences include the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions, the effects of competitive services and pricing, and liabilities resulting from claims made against us. Additional risks and uncertainties are discussed in our Annual Report on Form 10-K under the heading “Factors That May Affect Future Operating Results and Market Price of Stock” and elsewhere in the report. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to release publicly any updates or revisions to any such forward-looking statements.

EXPONENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Quarters Ended September 30, 2005 and October 1, 2004

(in thousands, except per share data)

	Quarters Ended		Nine Months Ended
	September 30, 2005	October 1, 2004	September 30, 2005	October 1, 2004
Revenues
Revenues before reimbursements	$34,653	$35,170	$108,256	$106,669
Reimbursements	2,539	2,871	7,982	9,781

Revenues	37,192	38,041	116,238	116,450

Operating expenses
Compensation and related expenses	22,921	23,022	70,444	69,340
Other operating expenses	4,668	4,690	13,932	13,917
Reimbursable expenses	2,539	2,871	7,982	9,781
General and administrative expenses	2,441	2,346	6,931	7,014

	32,569	32,929	99,289	100,052

Operating income	4,623	5,112	16,949	16,398

Other income
Interest income, net	309	110	817	299
Miscellaneous income, net	351	156	697	377

	660	266	1,514	676

Income before income taxes	5,283	5,378	18,463	17,074

Income taxes	1,768	2,205	6,987	7,000

Net income	$3,515	$3,173	$11,476	$10,074

Net income per share:
Basic	$0.43	$0.40	$1.42	$1.32
Diluted	$0.40	$0.37	$1.31	$1.19

Shares used in per share computations:
Basic	8,146	7,877	8,083	7,606
Diluted	8,825	8,641	8,747	8,479

EXPONENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

September 30, 2005 and December 31, 2004

(in thousands)

	September 30, 2005	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$8,367	$4,680
Short-term investments	56,502	55,366
Accounts receivable, net	45,132	38,586
Prepaid expenses and other assets	4,274	2,674
Deferred income taxes	2,220	2,205

Total current assets	116,495	103,511

Property, equipment and leasehold improvements, net	30,054	30,211
Goodwill	8,607	8,607
Other assets	6,081	1,803

	$161,237	$144,132

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$5,671	$4,330
Accrued payroll and employee benefits	18,505	18,528
Deferred revenues	2,415	1,681

Total current liabilities	26,591	24,539

Other liabilities	3,722	1,484
Deferred rent	1,141	1,087

Total liabilities	31,454	27,110

Stockholders’ equity:
Common stock	8	8
Additional paid-in capital	46,307	42,282
Deferred stock-based compensation	(2,098)	(907)
Accumulated other comprehensive (loss) income	(46)	114
Retained earnings	85,612	75,525

Total stockholders’ equity	129,783	117,022

	$161,237	$144,132